UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 17, 2007

DELEK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	333-40799	84-1346897
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1224 Washington Avenue, Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 531-1174

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139

Telephone: 305.531.1174

(Former Name or Former Address, if Changes Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement

On August 17, 2007, Delek Resources, Inc., a Florida corporation (the "Company"), entered into a Purchase Agreement with YA Global Investments, L.P. (“Purchaser” or “YA Global”). Pursuant to the Purchase Agreement, the Company shall issue a secured convertible debenture to YA Global in the original principal amount of $90,000, The secured convertible debenture has a 36-month term, accrues annual interest of 10%, and can be converted, at the holder's option, at a conversion price equal to the either (a) $0.06 (the “Fixed Conversion Price”) or (b) ninety-five percent (95%) of the lowest Volume Weighted Average Price of the Company's common stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The debenture may be redeemed by the Company at any time, in whole or in part, upon three (3) business days prior written notice, and provided that the Closing Bid Price of the Stock, as reported by Bloomberg, LP, is less than the Fixed Conversion Price at the time of the Redemption Notice. The Company shall pay a redemption premium of 20% of the amount redeemed in addition to such redemption.

The secured convertible debenture is secured by a pledge and escrow agreement, pledging substantially all the assets of the Company, including specifically the Company’s interests pursuant to the Joint Operating Agreement (“Joint Agreement”) entered into between the Company and Quantum Oil & Gas, L.L.C., Touchstone Resources, LTD and 0070728 B.C., LTD, as amended or assigned from time to time.

The Company shall use the purchase price as follows: (a) $54,000 to Sanjel USA, Inc. to conduct tests in connection with certain wells; (b) $26,000 to Baleen, LLC for rig operations in connection with certain wells; and (c) $10,000 to Yorkville Advisors, LLC for advisory services and fees in connection with the Agreement.

In addition, in accordance with the Securities Purchase Agreement, the Company, (a) granted to YA Global an overriding royalty interest in and to the interests of the Company derived from the Joint Agreement equal to ten percent (10%) of the NRI allocable to the Company; (b) issued a Warrant to YA Global to purchase 500,000 shares of the Company’s common stock for a period of five (5) years at an exercise price of $0.05; (c) amended the exercise price of the Warrant Number DLKR-1, to purchase 4,500,000 shares, issued to YA Global on August 1, 2006, from $0.18 to $0.01; and (d) amended the exercise price of the Warrant Number DLKR-2, to purchase 4,500,000 shares, issued to YA Global on August 1, 2006, from $0.27 to $0.01.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit No. Description

Exhibit	Description

Exhibit 10.1	Purchase Agreement dated as of August 17, 2007 between the Company and YA Global Investments, L.P.

Exhibit 10.2	Form of Secured Convertible Debenture dated as of August 17, 2007 issued to YA Global Investments, L.P.

Exhibit 10.3	Form of Warrant dated as of August 17, 2007 issued to YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11 , 2007	DELEK RESOURCES, INC.

	By:	/s/ Leonard Sternheim
Name: Leonard Sternheim
Title: Chief Executive Officer